UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010 (March 2, 2010)

HOLLY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, Suite 1600 Dallas, Texas	75201-6915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On March 2, 2010, Holly Corporation (the “Company”) issued a press release reporting a construction fire at its Navajo refinery on March 2, 2010. On March 3, 2010, the Company issued an additional press release, providing an update on the incident. Copies of the Company’s press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated in their entirety.

In accordance with General Instruction B.2. of Form 8-K, the information furnished in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibits 99.1 and 99.2, or that any such information includes material investor information that is not otherwise publicly available.

The information contained in this report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibits 99.1 and 99.2, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	— Press release of the Company issued March 2, 2010.*

99.2	— Press release of the Company issued March 3, 2010.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION

By:     /s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and
Chief Financial Officer

Date: March 3, 2010

EXHIBIT INDEX

Exhibit Number		Exhibit Title
99.1	—	Press release of the Company issued March 2, 2010.*
99.2	—	Press release of the Company issued March 3, 2010.*

*	Furnished herewith.